Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2024 First Quarter Financial Results

MIDDLEFIELD, OHIO, April 30, 2024 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three months ended March 31, 2024.

2024 First Quarter Financial Highlights (on a year-over-year basis unless noted):

•	Net income was $4.2 million, compared to $4.9 million for the quarter ended March 31, 2023, and $3.5 million for the quarter ended December 31, 2023

•	Earnings were $0.51 per diluted share, compared to $0.60 per diluted share for the quarter ended March 31, 2023, and $0.44 per diluted share for the quarter ended December 31, 2023

•	Net interest income after the provision for credit losses was $15.1 million, compared to $16.0 million

•	Noninterest income increased 6.9% to $1.8 million

•	Total loans increased 7.8% to a record $1.49 billion

•	Total deposits were $1.45 billion, compared to $1.43 billion

•	Return on average assets annualized was 0.92%, compared to 0.78% for the quarter ended December 31, 2023

•	Return on average equity annualized was 8.16%, compared to 7.13% for the quarter ended December 31, 2023

•	Return on average tangible common equity(1) was 10.30%, compared to 9.11% for the quarter ended December 31, 2023

•	Excellent asset quality with nonperforming assets to total assets of 0.60%, compared to 0.73%

•	Allowance for credit losses was 1.41% of total loans, compared to 1.46%

•	Equity to assets remained strong at 11.32%, compared to 11.30%

•	Book value increased 5.6% to $25.48 per share

(1)	See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

Ronald L. Zimmerly, Jr., President and Chief Executive Officer, stated, “2024 is off to a solid start. Over the past three months, our pre-tax, pre-provision income(1) stabilized, reflecting positive loan growth, strong asset quality, higher noninterest income, and controlled operating expenses. During this period, our ROAA, ROAE, and ROATCE increased due to improved profitability. In addition, we ended the quarter with record total loans as our expanded Commercial, Business, and Consumer Banking teams capitalized on favorable demand trends across our Northeast, Central, and Western Ohio markets.”

“While we expect uncertainty about FOMC monetary policies and their impact on national economic conditions in 2024 to continue, economic activity and employment within our Ohio markets are stable. In addition, our asset quality remains excellent, and nonperforming assets at the end of the first quarter improved slightly from the fourth quarter and were down 14.5% from last year’s first quarter. Our first quarter performance is encouraging and reflects our teams’ hard work and contributions across our three Ohio markets. As we look to the remainder of the year, we are focused on pursuing our multi-year strategic growth goals: increasing revenue opportunities, improving our customer experience, and advancing operational performance to create lasting value for our shareholders,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the 2024 first quarter decreased 9.3% to $15.0 million, compared to $16.5 million for the same period last year. The net interest margin for the 2024 first quarter was 3.53%, compared to 4.19% last year.

For the 2024 first quarter, noninterest income increased 6.9% to $1.8 million, compared to $1.7 million for the same period of 2023.

Noninterest expense for the 2024 first quarter was $12.0 million, compared to $11.8 million for the 2023 first quarter.

Net income for the 2024 first quarter ended March 31, 2024, was $4.2 million, or $0.51 per diluted share, compared to $4.9 million, or $0.60 per diluted share, for the same period last year.

For the 2024 first quarter, pre-tax, pre-provision net income was $4.8 million, compared to $6.4 million last year. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”).

Balance Sheet

Total assets at March 31, 2024, increased 5.1% to $1.82 billion, compared to $1.73 billion at March 31, 2023. Total loans at March 31, 2024, were $1.49 billion, compared to $1.38 billion at March 31, 2023. The 7.8% year-over-year increase in total loans was primarily due to higher commercial and industrial, residential real estate, commercial real estate, and construction and other loans.

Total liabilities at March 31, 2024, increased 5.1% to $1.61 billion, compared to $1.53 billion at March 31, 2023. Total deposits at March 31, 2024, were $1.45 billion, compared to $1.43 billion at March 31, 2023. The 1.5% year-over-year increase in deposits was primarily due to growth in money market, interest-bearing demand, and time deposits, partially offset by declines in noninterest-bearing demand and savings accounts. Noninterest-bearing demand deposits were 27.0% of total deposits at March 31, 2024, compared to 33.3% at March 31, 2023. At March 31, 2024, the Company had brokered deposits of $90.4 million, compared to $5.0 million at March 31, 2023.

The investment securities available for sale portfolio was $167.9 million at March 31, 2024, compared with $169.6 million at March 31, 2023.

Michael Ranttila, Chief Financial Officer, stated, “Asset quality improved on both a sequential and year-over-year basis, reflecting our conservative underwriting standards and balanced portfolio composition. Nonperforming loans at March 31, 2024, included one self-storage loan in the Southwest Ohio market totaling $3.6 million. We believe this issue is isolated to this borrower and does not indicate a trend in the market, our portfolio, or an issue in underwriting.”

Mr. Ranttila continued, “We also remain focused on identifying opportunities to improve our cost of funds, pay down higher cost capital, and grow core deposits to support loan demand. Over the past three months, total deposits increased 1.4%, while our Federal Home Loan Bank advances decreased by nearly 16.0%. With sufficient liquidity, stabilizing profitability, and excellent asset quality, I am pleased to report that during the first quarter, we repurchased 43,858 shares of our common stock at an average price of $24.00 per share, reflecting our long-standing commitment to return excess capital to shareholders.”

Middlefield’s CRE portfolio included the following categories at March 31, 2024:

CRE Category	Balance (in thousands)	Percent of CRE Portfolio	Percent of Loan Portfolio
Multi-Family	$81,691	12.4%	5.5%
Office Space	$78,789	12.0%	5.3%
Shopping Plazas	$73,250	11.1%	4.9%
Self-Storage	$61,525	9.3%	4.1%
Hospitality	$39,779	6.0%	2.7%
Senior Living	$26,545	4.0%	1.8%
Other	$297,500	45.2%	19.9%

Total CRE	$659,079	100.0%	44.2%

Stockholders’ Equity and Dividends

At March 31, 2024, stockholders’ equity was $205.6 million compared to $195.2 million at March 31, 2023. The 5.3% year-over-year increase in stockholders’ equity was primarily due to higher retained earnings and an improvement in the unrealized losses on the available-for-sale investment portfolio, partially offset by the Company’s stock repurchase program. On a per-share basis, shareholders’ equity at March 31, 2024, was $25.48 compared to $24.13 at March 31, 2023.

At March 31, 2024, tangible stockholders’ equity(1) was $162.8 million, compared to $156.0 million at March 31, 2023. On a per-share basis, tangible stockholders’ equity(1) was $20.18 at March 31, 2024, compared to $19.29 at March 31, 2023. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the 2024 first quarter, the Company declared cash dividends of $0.20 per share, totaling $1.6 million.

At March 31, 2024, the Company’s equity-to-assets ratio was 11.32%, compared to 11.30% at March 31, 2023.

Asset Quality

For the 2024 first quarter, the Company recorded a recovery of credit losses of $100,000 versus a provision for credit losses of $500,000 for the same period last year.

Net recoveries were $68,000, or 0.02% of average loans, annualized, during the first quarter of 2024, compared to net recoveries of $8,000, or 0.00% of average loans, annualized, at March 31, 2023.

Nonperforming loans at March 31, 2024, were $10.8 million, compared to $6.9 million at March 31, 2023. Nonperforming assets at March 31, 2024, were $10.8 million, compared to $12.7 million at March 31, 2023. The allowance for credit losses at March 31, 2024, stood at $21.1 million, or 1.41% of total loans, compared to $20.2 million, or 1.46% of total loans at March 31, 2023. The decrease in the allowance for credit losses as a percentage of total loans was mainly due to changes in projected loss drivers, prepayment assumptions, and curtailment expectations over the reasonable and supportable forecast period.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.82 billion at March 31, 2024. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
Balance Sheets (period end)	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$44,816	$56,397	$56,228	$49,422	$59,609
Federal funds sold	1,438	4,439	9,274	9,654	7,048

Cash and cash equivalents	46,254	60,836	65,502	59,076	66,657
Investment securities available for sale, at fair value	167,890	170,779	159,414	167,209	169,605
Other investments	907	955	958	711	777
Loans held for sale	—	—	632	171	104
Loans:
Commercial real estate:
Owner occupied	178,543	183,545	185,593	187,919	185,661
Non-owner occupied	398,845	401,580	382,676	385,846	400,314
Multifamily	81,691	82,506	82,578	58,579	63,892
Residential real estate	331,480	328,854	321,331	312,196	306,179
Commercial and industrial	227,433	221,508	214,334	209,349	195,024
Home equity lines of credit	129,287	127,818	127,494	126,894	126,555
Construction and other	135,716	125,105	127,106	118,851	97,406
Consumer installment	7,131	7,214	7,481	9,801	7,816

Total loans	1,490,126	1,478,130	1,448,593	1,409,435	1,382,847
Less allowance for credit losses	21,069	21,693	20,986	20,591	20,162

Net loans	1,469,057	1,456,437	1,427,607	1,388,844	1,362,685
Premises and equipment, net	21,035	21,339	21,708	21,629	21,775
Goodwill	36,356	36,356	36,197	36,197	31,735
Core deposit intangibles	6,384	6,642	6,906	7,171	7,436
Bank-owned life insurance	34,575	34,349	34,153	34,235	34,015
Other real estate owned	—	—	5,792	5,792	5,792
Accrued interest receivable and other assets	34,210	35,190	34,551	30,472	27,258

TOTAL ASSETS	$1,816,668	$1,822,883	$1,793,420	$1,751,507	$1,727,839

	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
LIABILITIES
Deposits:
Noninterest-bearing demand	$390,185	$401,384	$424,055	$441,102	$474,977
Interest-bearing demand	209,015	205,582	243,973	229,633	196,086
Money market	318,823	274,682	275,766	241,537	221,723
Savings	196,721	210,639	216,453	231,508	287,859
Time	332,165	334,315	296,732	287,861	244,962

Total deposits	1,446,909	1,426,602	1,456,979	1,431,641	1,425,607
Federal Home Loan Bank advances	137,000	163,000	118,000	100,000	85,000
Other borrowings	11,812	11,862	11,912	11,961	12,010
Accrued interest payable and other liabilities	15,372	15,738	12,780	10,678	10,057

TOTAL LIABILITIES	1,611,093	1,617,202	1,599,671	1,554,280	1,532,674

STOCKHOLDERS’ EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,946,454 shares issued, 8,067,144 shares outstanding as of March 31, 2024	161,823	161,388	161,312	161,211	161,248
Retained earnings	102,791	100,237	98,717	96,500	93,024
Accumulated other comprehensive loss	(18,130)	(16,090)	(26,426)	(20,630)	(19,253)
Treasury stock, at cost; 1,879,310 shares as of March 31, 2024	(40,909)	(39,854)	(39,854)	(39,854)	(39,854)

TOTAL STOCKHOLDERS’ EQUITY	205,575	205,681	193,749	197,227	195,165

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,816,668	$1,822,883	$1,793,420	$1,751,507	$1,727,839

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Statements of Income	2024	2023	2023	2023	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$22,395	$22,027	$20,899	$20,762	$18,275
Interest-earning deposits in other institutions	437	370	300	369	250
Federal funds sold	152	94	266	158	253
Investment securities:
Taxable interest	467	479	477	479	458
Tax-exempt interest	972	976	980	978	980
Dividends on stock	189	144	148	91	88

Total interest and dividend income	24,612	24,090	23,070	22,837	20,304

INTEREST EXPENSE
Deposits	7,466	6,522	5,632	3,851	2,990
Short-term borrowings	1,993	2,013	1,258	1,462	653
Other borrowings	184	179	213	170	155

Total interest expense	9,643	8,714	7,103	5,483	3,798

NET INTEREST INCOME	14,969	15,376	15,967	17,354	16,506
( Recovery of) Provision for credit losses	(136)	554	1,127	814	507

NET INTEREST INCOME AFTER (RECOVERY OF) PROVISION FOR CREDIT LOSSES	15,105	14,822	14,840	16,540	15,999

NONINTEREST INCOME
Service charges on deposit accounts	909	997	954	940	987
(Loss) gain on equity securities	(52)	(4)	48	(67)	(138)
(Loss) gain on other real estate owned	—	(172)	—	—	2
Earnings on bank-owned life insurance	227	196	207	220	200
Gain on sale of loans	10	23	45	6	23
Revenue from investment services	204	193	190	174	186
Gross rental income	261	132	110	77	102
Other income	237	237	263	242	318

Total noninterest income	1,796	1,602	1,817	1,592	1,680

NONINTEREST EXPENSE
Salaries and employee benefits	6,333	6,646	5,994	6,019	5,852
Occupancy expense	552	512	699	659	696
Equipment expense	240	273	297	354	317
Data processing costs	1,249	1,348	1,209	1,137	1,070
Ohio state franchise tax	397	397	398	398	385
Federal deposit insurance expense	251	285	207	249	120
Professional fees	558	660	545	550	538
Advertising expense	419	162	414	415	486
Software amortization expense	22	22	24	23	26
Core deposit intangible amortization	258	264	265	265	265
Gross other real estate owned expenses	99	120	195	63	132
Merger-related costs	—	—	22	206	245
Other expense	1,587	1,483	1,849	1,716	1,661

Total noninterest expense	11,965	12,172	12,118	12,054	11,793

Income before income taxes	4,936	4,252	4,539	6,078	5,886
Income taxes	769	709	703	986	989

NET INCOME	$4,167	$3,543	$3,836	$5,092	$4,897

PTPP (1)	$4,800	$4,806	$5,666	$6,892	$6,393

(1)	See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Per common share data
Net income per common share - basic	$0.52	$0.44	$0.47	$0.63	$0.60
Net income per common share - diluted	$0.51	$0.44	$0.47	$0.63	$0.60
Dividends declared per share	$0.20	$0.25	$0.20	$0.20	$0.20
Book value per share (period end)	$25.48	$25.41	$23.94	$24.38	$24.13
Tangible book value per share (period end) (1) (2)	$20.18	$20.10	$18.62	$19.02	$19.29
Dividends declared	$1,613	$2,023	$1,619	$1,616	$1,605
Dividend yield	3.37%	3.06%	3.12%	2.99%	2.89%
Dividend payout ratio	38.71%	57.10%	42.21%	31.74%	32.78%
Average shares outstanding - basic	8,091,203	8,093,478	8,092,494	8,088,793	8,138,771
Average shares outstanding - diluted	8,097,219	8,116,261	8,101,306	8,101,984	8,152,629
Period ending shares outstanding	8,067,144	8,095,252	8,092,576	8,088,793	8,088,793
Selected ratios
Return on average assets (Annualized)	0.92%	0.78%	0.86%	1.17%	1.16%
Return on average equity (Annualized)	8.16%	7.13%	7.73%	10.41%	10.19%
Return on average tangible common equity (1) (3)	10.30%	9.11%	9.91%	13.12%	12.77%
Efficiency (4)	68.68%	68.99%	65.65%	61.27%	62.44%
Equity to assets at period end	11.32%	11.28%	10.80%	11.26%	11.30%
Noninterest expense to average assets	0.66%	0.68%	0.68%	0.69%	0.69%

(1)  See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

(2)  Calculated by dividing tangible common equity by shares outstanding.

(3)  Calculated by dividing annualized net income for each period by average tangible common equity.

(4)  The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

MIDDLEFIELD BANC CORP. Consolidated Selected Financial Highlights (Unaudited)
	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Yields	2024	2023	2023	2023	2023
Interest-earning assets:
Loans receivable (1)	6.11%	6.01%	5.82%	5.96%	5.45%
Investment securities (1)(2)	3.51%	3.52%	3.51%	3.54%	3.55%
Interest-earning deposits with other banks	4.88%	3.71%	4.13%	3.98%	3.46%
Total interest-earning assets	5.77%	5.64%	5.49%	5.60%	5.14%
Deposits:
Interest-bearing demand deposits	1.86%	1.67%	1.51%	1.11%	0.83%
Money market deposits	3.81%	3.58%	2.94%	2.21%	1.52%
Savings deposits	0.58%	0.59%	0.58%	0.73%	1.03%
Certificates of deposit	4.06%	3.68%	3.27%	2.35%	1.71%
Total interest-bearing deposits	2.88%	2.56%	2.16%	1.60%	1.28%
Non-Deposit Funding:
Borrowings	5.61%	5.57%	5.66%	5.26%	4.78%
Total interest-bearing liabilities	3.23%	2.96%	2.48%	2.02%	1.52%
Cost of deposits	2.08%	1.81%	1.53%	1.09%	0.84%
Cost of funds	2.42%	2.18%	1.80%	1.43%	1.02%
Net interest margin (3)	3.53%	3.63%	3.82%	4.27%	4.19%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset quality data	2024	2023	2023	2023	2023
(Dollar amounts in thousands, unaudited)
Nonperforming loans	$10,831	$10,877	$7,717	$7,116	$6,882
Other real estate owned	—	—	5,792	5,792	5,792

Nonperforming assets	$10,831	$10,877	$13,509	$12,908	$12,674

Allowance for credit losses	$21,069	$21,693	$20,986	$20,591	$20,162
Allowance for credit losses/total loans	1.41%	1.47%	1.45%	1.46%	1.46%
Net charge-offs (recoveries):
Quarter-to-date	$(232)	$(117)	$(16)	$111	$(8)
Year-to-date	(232)	(31)	87	103	(8)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.06%)	(0.03%)	0.00%	0.03%	0.00%
Year-to-date	(0.06%)	0.00%	0.01%	0.01%	0.00%
Nonperforming loans/total loans	0.73%	0.74%	0.53%	0.50%	0.50%
Allowance for credit losses/nonperforming loans	194.52%	199.44%	271.95%	289.36%	292.97%
Nonperforming assets/total assets	0.60%	0.60%	0.75%	0.74%	0.73%

MIDDLEFIELD BANC CORP. GAAP to Non-GAAP Reconciliations
Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Stockholders’ equity	$205,575	$205,681	$193,749	$197,227	$195,165
Less goodwill and other intangibles	42,740	42,998	43,103	43,368	39,171

Tangible common equity	$162,835	$162,683	$150,646	$153,859	$155,994

Shares outstanding	8,067,144	8,095,252	8,092,576	8,088,793	8,088,793

Tangible book value per share	$20.18	$20.10	$18.62	$19.02	$19.29

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Average stockholders’ equity	$205,342	$197,208	$196,795	$196,183	$194,814
Less average goodwill and other intangibles	42,654	42,972	43,232	40,522	39,300

Average tangible common equity	$162,688	$154,236	$153,563	$155,661	$155,514

Net income	$4,167	$3,543	$3,836	$5,092	$4,897

Return on average tangible common equity (annualized)	10.30%	9.11%	9.91%	13.12%	12.77%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Net income	$4,167	$3,543	$3,836	$5,092	$4,897
Add income taxes	769	709	703	986	989
Add (recovery of) provision for credit losses	(136)	554	1,127	814	507

PTPP	$4,800	$4,806	$5,666	$6,892	$6,393

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	March 31,			March 31,
	2024			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,476,543	$22,395	6.11%	$1,360,866	$18,275	5.45%
Investment securities (1) (2)	194,704	1,439	3.51%	194,031	1,438	3.55%
Interest-earning deposits with other banks (3)	64,139	778	4.88%	69,308	591	3.46%

Total interest-earning assets	1,735,386	24,612	5.77%	1,624,205	20,304	5.14%

Noninterest-earning assets	87,298			89,158

Total assets	$1,822,684			$1,713,363

Interest-bearing liabilities:
Interest-bearing demand deposits	$211,009	$978	1.86%	$177,935	$364	0.83%
Money market deposits	298,479	2,827	3.81%	208,408	783	1.52%
Savings deposits	201,080	290	0.58%	315,049	804	1.03%
Certificates of deposit	333,871	3,371	4.06%	246,151	1,039	1.71%
Short-term borrowings	144,357	1,993	5.55%	56,459	653	4.69%
Other borrowings	11,840	184	6.25%	12,038	155	5.22%

Total interest-bearing liabilities	1,200,636	9,643	3.23%	1,016,040	3,798	1.52%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	400,209			491,649
Other liabilities	16,497			10,860
Stockholders’ equity	205,342			194,814

Total liabilities and stockholders’ equity	$1,822,684			$1,713,363

Net interest income		$14,969			$16,506

Interest rate spread (4)			2.54%			3.62%
Net interest margin (5)			3.53%			4.19%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.54%			159.86%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $281 and $278 for the three months ended March 31, 2024 and 2023, respectively.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Includes dividends received on restricted stock.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	March 31,			December 31,
	2024			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1)	$1,476,543	$22,395	6.11%	$1,454,688	$22,027	6.01%
Investment securities (1) (2)	194,704	1,439	3.51%	193,289	1,455	3.52%
Interest-earning deposits with other banks (3)	64,139	778	4.88%	64,989	608	3.71%

Total interest-earning assets	1,735,386	24,612	5.77%	1,712,966	24,090	5.64%

Noninterest-earning assets	87,298			82,364

Total assets	$1,822,684			$1,795,330

Interest-bearing liabilities:
Interest-bearing demand deposits	$211,009	$978	1.86%	$222,517	$935	1.67%
Money market deposits	298,479	2,827	3.81%	276,354	2,493	3.58%
Savings deposits	201,080	290	0.58%	211,997	317	0.59%
Certificates of deposit	333,871	3,371	4.06%	299,427	2,777	3.68%
Short-term borrowings	144,357	1,993	5.55%	144,344	2,013	5.53%
Other borrowings	11,840	184	6.25%	11,890	179	5.97%

Total interest-bearing liabilities	1,200,636	9,643	3.23%	1,166,529	8,714	2.96%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	400,209			422,151
Other liabilities	16,497			9,442
Stockholders’ equity	205,342			197,208

Total liabilities and stockholders’ equity	$1,822,684			$1,795,330

Net interest income		$14,969			$15,376

Interest rate spread (4)			2.54%			2.68%
Net interest margin (5)			3.53%			3.63%
Ratio of average interest-earning assets to average interest-bearing liabilities			144.54%			146.84%

(1)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $281 and $282 for the three months ended March 31, 2024 and December 31, 2023, respectively.
(2)	Yield is calculated on the basis of amortized cost.
(3)	Includes dividends received on restricted stock.
(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.